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                                                              EXHIBIT 21

                     SUBSIDIARIES OF THE REGISTRANT

    The following is a list of Solutia's subsidiaries as of December 31, 2002, except for unnamed subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                              Percentage of
                                                              Voting Power
                                                                Owned by
                                                                 Solutia
                                                              -------------

CarboGen Laboratories (Aarau) AG............................       100%

CPFilms Inc. ...............................................       100%

Erste Viking Resins Germany 1 GmbH..........................       100%

Monchem, Inc. ..............................................       100%

Monchem International, Inc. ................................       100%

Solutia Austria GmbH........................................       100%

Solutia Deutschland Holding GmbH............................       100%

Solutia Europe S.A./N.V. ...................................       100%

Solutia Germany GmbH & Co. KG...............................       100%

Solutia Investments, LLC....................................       100%

Solutia Italy S.R.L. .......................................       100%

Solutia Netherlands Holdings B.V. ..........................       100%

Solutia Services International SCA/Comm, VA.................       100%

Solutia Systems, Inc. ......................................       100%

Solutia U.K. Holdings Limited...............................       100%

Solutia U.K. Investments Limited............................       100%

Solutia U.K. Limited........................................       100%

Viking Resins Germany Holding GmbH & Co. KG.................       100%

    Erste Viking Resins Germany 1 GmbH, Solutia Austria GmbH, Solutia Germany GmbH & Co. KG, Viking Resins Germany Holding GmbH & Co. KG, and Solutia Italy S.R.L. were included in the sale of Solutia's resins, additives and adhesives businesses to UCB S.A. on January 31, 2003.

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